Exhibit 10.38

RELEASE AND TERMINATION AGREEMENT dated as of October 5, 2006, among ADVANCE AUTO PARTS, INC., ADVANCE STORES COMPANY, INCORPORATED (the “Company”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement referred to below. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Credit Agreement referred to below.

WHEREAS, pursuant to the Amended and Restated Credit Agreement dated as of November 3, 2004 (as amended, the “Credit Agreement”), among Advance Auto Parts, Inc., the Company, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders have extended credit to the Company, and have agreed to extend credit to the Company, in each case subject to the terms and conditions set forth therein; and

WHEREAS, the Company intends, contemporaneously with the execution of this Agreement, (a) to terminate all remaining Commitments under the Credit Agreement and (b) to repay all Loans outstanding under the Credit Agreement to pay all accrued and unpaid interest and fees payable under the Credit Agreement and to pay all other monetary obligations of the Company accrued and owing under the Credit Agreement, including amounts payable pursuant to any indemnity or expense reimbursement provisions thereof (the amounts described in this clause (b) and listed in Schedule I hereto being referred to as the “Designated Obligations”); and

WHEREAS, the Designated Obligations as of the date hereof are set forth in Schedule I hereto;

NOW, THEREFORE, in consideration of the payment in full of the Designated Obligations simultaneously with the execution and delivery of this Agreement:

1.  The parties hereto hereby agree that (a) the Commitments are terminated and the Lenders have no further obligation to extend credit under the Credit Agreement, (b) all liability of the Company and Holdings and their respective Subsidiaries in respect of the Designated Obligations is hereby discharged and paid in full, and (c) the guarantees created under the Guarantee Agreement and the security interests granted by the Security Documents are hereby terminated and all liens in respect of the Collateral are hereby released; provided that (i) the foregoing shall not be construed to relieve any Loan Party from its obligations under any provisions, including indemnity or expense reimbursement provisions, of any Loan Document that are specified in such Loan Document to survive the termination thereof or the repayment of the Designated Obligations and (ii) it is understood that a portion of the amounts, if any, specified as “Break Funding Costs” on Schedule I represents an estimate of amounts payable under Section 2.16 of the Credit Agreement, and the Administrative Agent will return to the Company any excess of such estimated amount over the amounts actually owing under such Section 2.16 (and clause (i) above will apply to any shortfall).

2.  The Administrative Agent, at the Effective Time (as hereinafter defined) and from time to time as reasonably requested by the Company, on behalf of itself and the Lenders, shall prepare and file UCC termination statements, mortgage releases and other similar discharges or assignment documents, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Company, and, in each case, as the Company may reasonably request in connection with the termination and release of liens and security interests referred to herein. The Administrative Agent hereby authorizes the Company and the other Loan Parties to file any UCC termination statements relating to all UCC financing statements covering any assets of the Company or any other Loan Party and other appropriate instruments of release, in each case with respect to the release of the liens and security interests made hereby.

3.  The parties hereto acknowledge and confirm that all Letters of Credit shall remain outstanding subject to the terms and conditions of separate agreements between the Issuing Bank and the Company now governing the Letters of Credit. The Issuing Bank hereby consents to the release of (a) the Lenders from their participations in Letters of Credit under the Credit Agreement and (b) the security interests and Liens granted pursuant to the Security Documents described in Section 1.

4.  This Agreement shall become effective (the “Effective Time”) only after (a) counterparts hereof have been executed by the Company and the Administrative Agent and are in the possession of the Administrative Agent, (b) the Administrative Agent has received, by wire transfer of immediately available funds, the aggregate amount of the Designated Obligations, as set forth in Schedule I hereto and (c) the Credit Agreement dated as of the date hereof among Holdings, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, shall have become effective.

5.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or by electronic mail of a PDF copy shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ADVANCE AUTO PARTS, INC.

by

Name: Michael O. Moore Title: Executive Vice President, Chief Financial Officer

ADVANCE STORES COMPANY,
INCORPORATED,

by

Name: Michael O. Moore Title: Executive Vice President, Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank under the Credit Agreement,

by:

Name: Barry Bergman Title: Managing Director

Schedule I
Designated Obligations

Advance Stores Company, Incorporated
Termination Agreement

Loan Type	Component Type	Amount

Tranche A Term Loans	Interest	$575,893.50
	Principal	$147,500,000.00

Tranche B Term Loans & Delayed Draw Term Loans	Interest	$581,121.39
	Principal	$167,025,000.00 $99,250,000.00

Revolving Loans	Interest	$73,611.11
	Principal	$20,000,000.00
	Commitment Fees	$3,931.68

Letters of Credit	Participation Fees	$11,596.62
	Issuing Bank Fees	$2,318.32

Break Funding Costs	TBD

Other Expenses	Legal Separate Invoice

	Total Designated Obligations	$435,023,472.62